Exhibit 10.41

ASSIGNMENT OF HOTEL PURCHASE AND SALE AGREEMENT

This Assignment of Hotel Purchase and Sale Agreement (the “Assignment”) is entered into on or as of June 19, 2019. The parties to this Assignment are Lodging Fund REIT III OP, LP, a Delaware limited partnership (the “Assignor”), LF3 Eagan, LLC a Delaware limited liability company, and LF3 Eagan TRS, LLC, a Delaware limited liability company (collectively, the “Assignee”); all entities have an address of 1635 43rd Street South, Suite 305, Fargo, North Dakota 58103.

INTRODUCTORY STATEMENTS

A. The Assignor entered into Hotel Purchase and Sale Agreement effective as of April 10, 2019, (a copy of the Hotel Purchase and Sale Agreement, as amended, is attached to this Assignment as Exhibit A) with respect to the purchase of a hotel business.

B. The Assignor and Assignee desire that Assignor assign its interest in the Hotel Purchase and Sale Agreement to Assignee under the terms and conditions set forth in this Agreement.

C.  Unless otherwise agreed upon, at closing, LF3 Eagan, LLC will take ownership of the Real Estate and LF3 Eagan TRS, LLC will take ownership of all other assets.

In consideration of the above Introductory Statements, and the promises and provisions set forth in this Assignment, the parties agree as follows:

1.              Assignment.  Assignor assigns to Assignee all of Assignor’s right, title, and interest in and to the Hotel Purchase and Sale Agreement, as amended.

2.              Acceptance by Assignee. Assignee accepts the Assignment and all rights accruing to it under the Hotel Purchase and Sale Agreement, as amended, and assumes and agrees to perform all covenants and obligations of the Assignor under the Hotel Purchase and Sale Agreement, as amended, from and after this Assignment’s Effective Date.

3.              Release of Assignor’s Liability. This Assignment does not relieve Assignor of any of its obligations to Seller under the Asset Purchase Agreement.

4.              Effective Date. This Assignment shall be effective upon signing.

5.              Counterparts; Facsimile Signatures. This Assignment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Assignment by telecopier or electronic mail shall be as effective as delivery of a manually executed signature page to this Agreement.

The parties have executed this Assignment as of the date listed below each party’s signature.

ASSIGNOR

Lodging Fund REIT III OP, LP
a Delaware limited partnership

By:	Lodging Fund REIT III, Inc.
Its:	General Partner

/s/ Samuel C. Montgomery
By:	Samuel C. Montgomery
Its:	Chief Operating Officer

ASSIGNEE

LF3 Eagan, LLC
a Delaware limited liability company

BY:	Lodging Fund REIT III OP, LP
ITS:	Sole Member

By:	Lodging Fund REIT III, Inc.
Its:	General Partner

/s/ Samuel C. Montgomery
By:	Samuel C. Montgomery
Its:	Chief Operating Officer

LF3 Eagan TRS, LLC
a Delaware limited liability company

BY:	Lodging Fund REIT III TRS, Inc.
ITS:	Sole Member

/s/ Samuel C. Montgomery
By:	Samuel C. Montgomery
Its:	Chief Operating Officer